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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Shuffle Master, Inc. of our report dated July 23, 2004, relating to the consolidated financial statements of CARD Casinos Austria Research and Development GmbH as of and for the year ended December 31, 2003, appearing in Amendment No. 1 on Form 8-K/A of Shuffle Master, Inc. dated July 27, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu WirtschaftsprüfungsgmbH

Vienna, Austria
July 30, 2004

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  INDEPENDENT AUDITORS' CONSENT